UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment Number 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2008

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On March 6, 2008, SIRVA, Inc. (“SIRVA”) filed a Current Report on Form 8-K (the “March 6 Form 8-K”) to report the execution by certain affiliates of SIRVA (collectively, the “Sellers”) of a Share Purchase Agreement (the “Agreement”) with Picot Limited and Irving Holdings Limited, each a company incorporated in Jersey (collectively, the “Buyers”).  Under the Agreement, the Sellers agreed to sell SIRVA’s moving services operations in the United Kingdom and the Republic of Ireland, businesses operated by SIRVA through certain of its subsidiaries (the “Business”) to Buyers.  Sellers sold to Buyers all of the issued and outstanding shares of the capital stock of each of SIRVA Ireland and SIRVA Group Holdings Limited.

On March 27, 2008, SIRVA filed a Current Report on Form 8-K (the “March 27 Form 8-K”) to report the closing of the sale of the Business.

This amendment to Current Report on Form 8-K/A amends the March 27 Form 8-K to include pro forma financial information for the Business and amends the March 6 Form 8-K to correct a typographical error and provide additional information as set forth in Item 1.01 below.

Item 1.01.  Entry into a Material Definitive Agreement.

This Form 8-K/A amends the fourth paragraph of Item 1.01 of the March 6 Form 8-K, which stated that SIRVA and its affiliates will retain a perpetual, irrevocable license to use the “Pickfords” name and trademark (only for use in combination with “Allied”) for an initial royalty payment of $474,000 in 2011, and subsequent annual royalty payments equal to 103% of the previous year’s royalty payment.  This Form 8-K/A amends the March 6 Form 8-K to correct a typographical error:  the “2011” in the sentence above should read “2008.”  In addition, SIRVA UK Limited, a wholly owned subsidiary of SIRVA Group Holdings Limited, agreed to pay to Allied International N.A. Inc (“Allied”), an affiliate of SIRVA, a network management fee of $426,600 in 2008, and subsequent annual network management fees equal to 103% of the previous year’s network management fee.  In consideration for the network management fee, Allied will oversee the nature, extent and quality of certain transportation services provided by the Business using the “Pickfords” name and will manage the use of certain trademarks by affiliates, agents, franchisees and authorized representatives of the Allied network.  The network management fee arrangement will run through March 31, 2011.

Item 9.01.  Financial Statements and Exhibits.

(b)          Pro Forma Financial Information

The unaudited pro forma financial information is filed as part of this Amendment to Current Report on Form 8-K/A to reflect the disposition by SIRVA of the Business, which occurred on March 27, 2008.

The following unaudited pro forma consolidated financial information reflects the pro forma impact of the sale on SIRVA’s financial position and results of operations for the year ended December 31, 2007, the most recent period for which a consolidated balance sheet was required.  The unaudited pro forma consolidated statement of operations gives effect to the sale as if it had occurred on January 1, 2007.  The unaudited pro forma consolidated balance sheet gives effect to the sale as if it had occurred on December 31, 2007.  Certain management assumptions are described in the accompanying notes to the unaudited pro forma consolidated financial statements.  The unaudited pro forma consolidated financial statements should be read in conjunction with such notes and SIRVA’s Annual Report on Form 10-K for the year ended December 31, 2007.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have actually occurred if the sale had been consummated as of the dates indicated, nor are they necessarily indicative of future operating results or financial position.

The unaudited pro forma consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.  Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma financial information is included on pages F-1 through F-3 of the Amendment to Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: May 8, 2008

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

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SIRVA, INC.
Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2007

(In millions, except per share amounts)
	As reported	Pro Forma Adjustments		Pro Forma
Revenues:
Service	$1,986.2	$166.3	(a)	$1,819.9
Home sales	1,983.7	—		1,983.7
Total revenues	3,969.9	166.3		3,803.6

Direct expenses:
Purchased transportation expense	1,115.1	35.4	(b)	1,079.7
Cost of homes sold	2,048.2	—		2,048.2
Other direct expense	506.0	79.0	(c)	427.0
Total direct expenses	3,669.3	114.4		3,554.9
Gross margin	300.6	51.9		248.7

Operating expenses:
General and administrative expense	318.6	57.9	(b)	260.7
Impairments	388.4	92.7	(b)	295.7
Intangibles amortization	7.5	—		7.5
Restructuring expense	4.9	0.3	(b)	4.6
Gain on sale of assets	(1.3)	(1.3	)(b)	—
Operating loss from continuing operations	(417.5)	(97.7)		(319.8)

Interest expense, net	65.7	0.3	(b)	65.4
Debt extinguishment gain	(4.1)	—		(4.1)
Gain on sale of businesses, net	(3.3)	—		(3.3)
Other income, net	(1.4)	(1.0	)(b)	(0.4)
Loss from continuing operations before income taxes	(474.4)	(97.0)		(377.4)
Income tax benefit	(62.2)	(7.2	)(b)	(55.0)
Loss from continuing operations	$(412.2)	$(89.8)		$(322.4)

Basic and diluted loss per share from continuing operation	$(5.53)			$(4.33)
Weighted-average shares outstanding used in per share calculation	75.0			75.0

(a)

To reflect the elimination of Business’ service revenues of $167.0 million that are included in the historical consolidated statement of operations, reflect the network management fee income of $0.5 million, and reflect royalty income of $0.2 million for the license of the “Allied” name and trademark.

(b)	To reflect the elimination of the financial results of Business that are included in the historical consolidated financial statements.
(c)

To reflect the elimination of Business’ other direct expenses of $79.5 million that are included in the historical consolidated statement of operations and reflect the royalty payment of $0.5 million for the use of the “Pickfords” name.

SIRVA, INC.
Unaudited Pro Forma Consolidated Balance Sheet
At December 31, 2007

(In millions, except share amounts)
	As reported	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$35.1	$12.4	(b)	$22.7
Accounts and notes receivable, net of allowance for doubtful accounts of $12.0, $0.5 and $11.5, respectively	280.0	68.3	(b)	211.7
Relocation properties held for resale, net	251.7	—		251.7
Mortgages held for resale	55.4	—		55.4
Retained interest in receivables sold	31.1	—		31.1
Other current assets	25.9	2.8	(b)	23.1
Total current assets	679.2	83.5		595.7
Property and equipment, net	75.5	20.3	(b)	55.2
Intangible assets, net	68.7	0.1	(b)	68.6
Goodwill	46.9	0.3	(b)	46.6
Other long-term assets	24.1	11.1	(b)	13.0
Total long-term assets	215.2	31.8		183.4
Total assets	$894.4	$115.3		$779.1
Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt and capital lease obligations	$404.0	$1.7	(b)	$402.3
Short-term debt	106.8	0.8	(b)	106.0
Accounts payable	272.7	14.5	(b)	258.2
Accrued purchased transportation expense	61.5	7.0	(b)	54.5
Deferred revenue and other deferred credits	51.3	4.2	(b)	47.1
Accrued income taxes	48.4	48.4	(b)	—
Book overdrafts	36.0	2.5	(b)	33.5
Other current liabilities	96.0	10.1	(d)	85.9
Total current liabilities	1,076.7	89.2		987.5
Long-term debt	1.6	1.1	(b)	0.5
Deferred income taxes	10.7	8.7	(b)	2.0
Other long-term liabilities	60.0	22.8	(b)	37.2
Total long-term liabilities	72.3	32.6		39.7
Total liabilities	1,149.0	121.8		1,027.2
Convertible perpetual preferred stock ($0.01 par value, 75,000 shares authorized, issued and outstanding at December 31, 2007; liquidation preference of $1,000 per share)	70.4	—		70.4
Stockholders’ deficit:
Common stock ($0.01 par value, 500,000,000 shares authorized with 75,858,757 issued and outstanding at December 31, 2007)	0.7	—		0.7
Additional paid-in-capital	482.7	—		482.7
Accumulated other comprehensive income	12.6	(12.3	)(b)	24.9
Accumulated deficit	(821.0)	5.8	(e)	(826.8)
Total stockholders’ deficit	(325.0)	(6.5)		(318.5)
Total liabilities and stockholders’ deficit	$894.4	$115.3		$779.1

(b)	To reflect the elimination of the financial results of Business that are included in the historical consolidated financial statements.
(d)

To reflect the elimination of Business’ other current liabilities of $9.8 million that are included in the historical consolidated balance sheet and reflect accruals for transaction costs of $0.3 million directly related to the Sale.

(e)	To reflect the impact of the Sale on accumulated deficit.

SIRVA INC.

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1. Description of Transaction

On March 2, 2008, North American International Holding Corporation, NA (UK) Limited Partnership, and NA (UK) GP Limited (North American International Holding Corporation, NA (UK) Limited Partnership and NA (UK) GP Limited collectively, the “Sellers”), each a wholly-owned subsidiary of SIRVA, entered into a Share Purchase Agreement (the “Agreement”) with Picot Limited and Irving Holdings Limited (Picot Limited and Irving Holdings Limited collectively, the “Buyers”).  Buyers are managed by The TEAM Group, which is currently a member of the Allied International moving network managed by SIRVA and its affiliates.  In connection with the Agreement, TEAM Relocations Limited and SIRVA UK Limited (a subsidiary of SIRVA Group Holdings Limited) (“SIRVA UK”) became members of the Allied International moving network.  The sale closed on March 27, 2008.  The sale did not meet the criteria to be classified as held for sale as of December 31, 2007.

Pursuant to the Agreement, Sellers sold SIRVA’s moving services operations in the United Kingdom and the Republic of Ireland, businesses operated by SIRVA through certain of its subsidiaries (“Business”), to Buyers for an aggregate sale price of approximately $4.2 million (the “Sale”). Substantially all of the purchase price was used by Sellers to offset existing intercompany indebtedness. Sellers sold to Buyers all of the issued and outstanding shares of the capital stock of SIRVA Ireland; and all of the issued and outstanding shares of the capital stock of SIRVA Group Holdings Limited (collectively, the “Shares”).

SIRVA and its affiliates will retain a perpetual, irrevocable license to use the “Pickfords” name and trademark (only for use in combination with “Allied”) for an initial royalty payment of $474,000 in 2008, and subsequent annual royalty payments equal to 103% of the previous year’s royalty payment. This license will permit SIRVA or one of its subsidiaries to use the “Pickfords” name in 29 countries world-wide, which includes all countries where representatives and franchisees are currently using the “Pickfords” mark. In addition, SIRVA UK Limited, a wholly-owned subsidiary of SIRVA Group Holdings Limited, agreed to pay to Allied International N.A. Inc., an affiliate of SIRVA, a network management fee of $426,000 in 2008 and subsequent annual network management fees equal to 103% of the previous year’s network management fee. In consideration for the network management fee, Allied International N.A. Inc  will oversee the nature, extent and quality of certain transportation services provided by the Business using the “Pickfords” name and will manage the use of certain trademarks by affiliates, agents, franchisees and authorized representatives of the Allied network. The network management fee arrangement will run through March 31, 2011. Additionally, for a period of five years following the closing of the Sale, Allied Van Lines, Inc., will license the “Allied” name and trademark to The Team Group and Buyers for an annual royalty payment of $225,000 in the first year of the license, which increases to $400,000 in the final year of the license.

For a period of three years following the Sale, Sellers and their affiliates will be subject to a non-compete covenant prohibiting them from engaging in a competing business in the United Kingdom and the Republic of Ireland. In addition, the Sellers agreed not to use in the ordinary course of business certain trade names (including “Pickfords”), other than in jurisdictions where the Pickfords marks are not owned by the Buyers, SIRVA Ireland or SIRVA Group Holdings Limited and pursuant to the license agreements described above. Sellers and Buyers entered into a transitional services agreement to facilitate a transition of the businesses following completion of the Sale.

Note 2. Pro Forma Adjustments

The unaudited pro forma consolidated financial information reflects the pro forma impact of the Sale on SIRVA’s financial position and results of operations. The unaudited pro forma consolidated statement of operations gives effect to the Sale as if it had occurred on January 1, 2007.  The unaudited pro forma consolidated balance sheet gives effect to the Sale as if it had occurred on December 31, 2007.